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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                STATE OF INCORPORATION
SUBSIDIARY                                         OR ORGANIZATION
----------                                      ----------------------
Health Data Services, Inc.*                           Ohio

IIH, LLC                                              Delaware

Imonics Corporation                                   Georgia

Knowledgeable Healthcare Solutions, Inc.*             Alabama

Patient Account Management Services, Inc.*            Ohio

Per-Se Transaction Services, Inc.*                    Indiana

PST Products, Inc.*                                   California

PST Services, Inc.*                                   Georgia

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* Each of these subsidiaries also does business under the name "Per-Se
  Technologies."